SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2008

SOVEREIGN EXPLORATION ASSOCIATES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Utah	333-29903	30-0123229

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

503 Washington Avenue
Suite 2D
Newtown, Pennsylvania 18940

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: 215-968-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Report

On January 13, 2004, the Registrant notified the SEC of its election to be treated as a business development company.  All subsequent quarterly and annual reports were prepared using accounting principals applicable to a business development company.  On September 21, 2006, the Registrant withdrew its election to be treated as a business development company.  On October 12, 2007, Registrant filed its Annual Report on Form 10-KSB for the year ended June 30, 2007.  The SEC has informed Registrant that it feels its financial statements contained in its Form 10-KSB filed on October 12, 2007, were not prepared using accounting principals suitable for a company transitioning from a business development company to an operating company, and therefore should not be relied upon.  Registrant has commenced preparation of restated financials for the year ended June 30, 2007, which would be audited according to appropriate accounting principals and upon which the public could rely.  Registrant and its auditors also discussed the preparation and filing of this Form 8-K.

SIGNATURES

Pursuant to the Securities Act of 1934, the Company has duly caused this report to be signed on its behalf.

SOVEREIGN EXPLORATION ASSOCIATES INTERNATIONAL, INC.
Dated: November 6, 2008	By:	/s/ Robert D. Baca
Robert D. Baca, Chief Executive Officer